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                                                                     EXHIBIT 11
                    AMERICAN INDEMNITY FINANCIAL CORPORATION
                                AND SUBSIDIARIES

                    COMPUTATION OF FULLY DILUTED NET INCOME
                     PER COMMON AND COMMON EQUIVALENT SHARE



                                                SIX MONTHS    SIX MONTHS     THREE MONTHS  THREE MONTHS
                                                  ENDED         ENDED           ENDED         ENDED
                                                06-30-97      06-30-96        06-30-97      06-30-96
                                                ---------     ----------      ---------     ----------

PRIMARY EARNINGS PER SHARE

  Weighted average shares of common
  stock outstanding                             1,960,910      1,947,539      1,962,410      1,947,860

  Stock options (treasury stock method) (1)         1,636          8,134          1,636          8,134
                                                ---------     ----------      ---------     ----------

  Weighted average shares outstanding
  for primary earnings per share
  computation                                   1,962,546      1,955,673      1,964,046      1,955,994
                                                =========     ==========      =========     ==========


                NET INCOME (LOSS)               $    0.07     $    (0.05)     $    0.20     $    (0.60)
                                                =========     ==========      =========     ==========


FULLY DILUTED EARNINGS PER SHARE

  Weighted average shares of common
  stock outstanding                             1,960,910      1,947,539      1,962,410      1,947,860

  Stock options (treasury stock method) (1)         1,636          8,639          1,636          8,639
                                                ---------     ----------      ---------     ----------

  Weighted average shares outstanding
  for fully diluted computation                 1,962,546      1,956,178      1,964,046      1,956,499
                                                =========     ==========      =========     ==========


                NET INCOME (LOSS)               $    0.07     $    (0.05)     $    0.20     $    (0.60)
                                                =========     ==========      =========     ==========


(1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.